Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 333-118341, 333-128882 and 333-143620) and Forms S-3 (File Nos. 333-127710 and 333-129213) of Idenix Pharmaceuticals, Inc. of our report dated March 14, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 14, 2008